THIS AMENDMENT AGREEMENT (the “Amendment”), is made as of this 24th day of December, 2008 by and among Adrenalina, a Nevada corporation (the “Company”) and each of the undersigned investors (the “Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the applicable Purchase Agreement (as defined below).

WHEREAS, pursuant to a Securities Purchase Agreement dated July 21, 2008 (the “Common Stock and Warrant Purchase Agreement”), the Company issued the Holders shares of Common Stock and warrants (the “July Warrants”) exercisable for shares of Common Stock;

WHEREAS, pursuant to Securities Purchase Agreements, dated November 29, 2007, February 28, 2008 and August 22, 2008, (each, a “Debenture and Warrant Purchase Agreement”, and collectively, the “Debenture and Warrant Purchase Agreements”, and together with the Common Stock and Warrant Purchase Agreement, the “Purchase Agreements”), among the Company and the Holders, the Holders purchased from the Company 5% Senior Secured Convertible Debentures (the “Debentures”) and warrants exercisable for shares of Common Stock (such warrants, together with the July Warrants, the “Warrants”);

WHEREAS, the parties hereto desire to amend certain provisions of the Debentures and Warrants pursuant to the terms hereunder;

NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:

1.           The definition of “Monthly Redemption Date” in Section 1 of each Debenture issued pursuant to the November 29, 2007 Debenture and Warrant Purchase Agreement and February 28, 2008 Debenture and Warrant Purchase Agreement is hereby deleted and replaced in its entirety with the following:

 “Monthly Redemption Date” means the 1st of each month, commencing immediately upon July 1, 2009, and terminating upon the full redemption of this Debenture.”

2.           The date in the definition of “Maturity Date” in the first sentence of the second paragraph of the Debentures issued pursuant to the November 29, 2007 Debenture and Warrant Purchase Agreement which reads “May 29, 2010” is hereby amended and replaced with “December 1, 2010”.

3.           The date in the definition of “Maturity Date” in the first sentence of the second paragraph of the Debentures issued pursuant to the February 28, 2008 Debenture and Warrant Purchase Agreement which reads “August 29, 2010” is hereby amended and replaced with “December 1, 2010”.

4.           Section 4(b) of each of the Debentures is hereby amended in its entirety and replaced with the following:

“Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.50, subject to adjustment herein (the “Conversion Price”).”

5.           The Exercise Price (as defined in the Warrants) of all of the Warrants is hereby amended and reduced to $1.50, subject to further adjustment therein.

6.           The first sentence of Section 3(b) of each of the Warrants is hereby amended and replaced in its entirety with the following:

“Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than both (i) $0.50 and (ii) the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.”

7.           The Company and each Holder agree that all accrued but unpaid interest under the Debentures through the date hereof, in the individual amounts set forth on Schedule A attached hereto, shall be added to the principal amounts of each respective Debenture.  The principal amount outstanding under each Debenture as of the date hereof and immediately following the addition of such accrued but unpaid interest shall be as set forth on Schedule A attached hereto.  Within 2 Business Days of a written request, the Company hereby agrees to issue each Holder a replacement Debenture reflecting the new principal amount set forth on Schedule A (a “Replacement Debenture”), and each Holder agrees that upon such a request, it will surrender the applicable prior Debenture upon receipt of a Replacement Debenture.

8.           The Company hereby makes the representations and warranties set forth below to the Holders that as of the date of its execution of this Amendment:

(a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c) No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(d) All of the Company’s warranties and representations contained in this Amendment shall survive the execution, delivery and acceptance of this Amendment by the parties hereto.  The  Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreements, continues to be true, accurate and complete, and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Amendment.

9.           On the first Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission, reasonably acceptable to each Holder disclosing the material terms of the transactions contemplated hereby, which shall include this Amendment as an attachment thereto.

10.           Except as specifically modified herein, all of the terms, provisions and conditions of the Debentures, the Warrants and all other “Transaction Documents” (as defined in each of the Purchase Agreements) shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Amendment and shall continue as provided in the Transaction Documents and shall not be in any way changed, modified or superseded by the terms set forth herein.  This Amendment shall not constitute a novation or satisfaction and accord of any Transaction Document.

11.           Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreements.

12.           All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.  The Company hereby agrees that it will reimburse the Holders the sum of $3,000 for its legal fees and expenses upon its execution of this Amendment.   Except as set forth in this section, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

13.           This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives.  This Amendment shall be for the sole benefit of the parties to this Amendment and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

14.           This Amendment may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.           This Amendment constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

16.           The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

17.           No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

18.           Each of the parties hereto acknowledges that this Amendment has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

19.           The amendments herein shall not be effective unless and until Holders of the Debentures shall have agreed to the terms and conditions hereunder.

20.           The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Amendment. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Amendment, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

ADRENALINA

By:
Name:
Title:

[HOLDER SIGNATURE PAGES FOLLOW]

[HOLDER SIGNATURE PAGE TO AENA AMENDMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________________________________
Signature of Authorized Signatory of Holder: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________